Exhibit 99.1

Mad Catz® Announces Suspension of Trading and Commencement of NYSE MKT Delisting Procedures; Common Stock Expected to Begin Trading on the OTC PINK

SAN DIEGO – March 23, 2017 – Mad Catz Interactive, Inc. (the “Company”) (NYSE MKT: MCZ), today announced that it received notification that, due to the “abnormally low trading price” of its common stock, the staff of NYSE MKT LLC (“NYSE MKT”) Regulation has determined to commence proceedings to delist the Company’s common stock pursuant to Section 1003 of the NYSE MKT Company Guide. The NYSE MKT also suspended trading in the Company’s common stock effective immediately.

The NYSE MKT stated that it will apply to the Securities and Exchange Commission (SEC) to delist the Company’s common stock upon completion of all applicable procedures, including any appeal by the Company of the NYSE MKT’s determination. The Company does not intend to appeal the delisting determination. The Company’s common stock will begin trading on the OTC PINK marketplace on March 23, 2017, under the symbol “MCZAF.”  The transition to the over-the-counter markets will not affect the Company’s business operations. The Company will remain subject to the public reporting requirements of the SEC following the transfer.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming) and Tritton® (audio) brands. Mad Catz products cater to gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows PC and Mac® computers, smart phones, tablets and other smart devices. Mad Catz distributes its products through many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Cautionary Note Regarding Forward-Looking Statements

Information in this press release that involves the Company's expectations, business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “seek,” “anticipate,” “plan,” “estimate,” “expect,” “believe” and “intend” and statements that an event or result “may,” “will,” “should,” “could” or “might” occur or be achieved and other similar expressions together with the negative of such expressions.  These forward-looking statements reflect management’s current beliefs and expectations and are based on information currently available to management, as well as its analysis made in light of its experience, perception of trends, current conditions, expected developments and other factors and assumptions believed to be reasonable and relevant in the circumstances. These assumptions include, but are not limited to, continuing demand by consumers for video game systems and accessories, the ability to maintain or extend our existing licenses, the ability to continue producing and selling our products in accordance with various intellectual property that might apply to said products, the continuance of timely and adequate supply from third party manufacturers and suppliers, the continued satisfaction of our obligations under our existing loan agreements and any future loan agreements we may obtain, the continual trading or quotation on a market exchange, and that the trading volume of the Company’s common stock will be sufficient to provide for an efficient trading market or whether quotes for the Company’s common stock may be blocked in the future. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company's most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Forward-looking statements are not guarantees of future performance or outcomes and actual results could differ materially from those expressed or implied by the forward-looking statements. We assume no obligation to update or alter such forward-looking statements whether as a result of new information, future events or otherwise except as required by law.

Mad Catz, and the Mad Catz logo are trademarks or registered trademarks of Mad Catz Interactive, Inc., its affiliates and/or subsidiary companies. All other marks are the property of their owners.

Mad Catz Communications:

Dave McKeon

Chief Financial Officer

dmckeon@madcatz.com or +1 (858) 790-5045

Investor Relations:

Joseph Jaffoni, Norberto Aja, Jim Leahy

JCIR

mcz@jcir.com or +1 (212) 835-8500